UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2013

HOLOGIC, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2013, Hologic, Inc. (“Hologic” or the “Company”) entered into a Severance and Change of Control Agreement with Mark J. Casey, Chief Administrative Officer, Senior Vice President and General Counsel (the “Change of Control Agreement”). The Change of Control Agreement supersedes and replaces a prior change of control agreement entered into with Mr. Casey.

The Change of Control Agreement provides that if a change of control occurs during its term, and within the three-year period following the consummation of such change of control (the “Employment Period”), the Company terminates the employment of Mr. Casey for reasons other than death, disability (as defined) or cause (as defined), or Mr. Casey resigns for good reason (as defined), then (i) Mr. Casey shall have the right to receive a lump sum cash payment equal to his accrued compensation through the date of termination of his employment, (ii) Mr. Casey shall be entitled to receive, within 30 days of the date of termination of his employment, a lump sum cash payment equal to the product of 2.99 times the sum of his annual base salary and highest annual bonus, and (iii) all of Mr. Casey’s stock options, restricted stock units and other equity awards will become immediately and fully vested, and any options (or other similar awards) shall remain exercisable for the shorter of the remaining term of the award or a period of one year following Mr. Casey’s termination. The term “highest annual bonus” is defined as the greater of (i) the average of annual bonuses paid to Mr. Casey over the three fiscal years preceding the fiscal year in which the change of control occurs, (ii) the annual bonus paid to Mr. Casey in the fiscal year preceding the fiscal year in which the change of control occurs, or (iii) the maximum bonus award opportunity determined in accordance with the Company’s bonus plan for the fiscal year preceding the fiscal year in which the change of control occurs. The Company will also continue to provide health and dental benefits to Mr. Casey for the remaining term of the Employment Period. The Change of Control Agreement does not provide for any change of control benefits, including the acceleration of equity awards, if Mr. Casey remains employed by the Company or voluntarily terminates his employment (other than a resignation for good reason).

If Mr. Casey dies or Mr. Casey’s employment is terminated by reason of disability during the Employment Period, then he, or his heirs or estate, is entitled to be paid an amount equal to all accrued and unpaid compensation through the date of termination, pro-rata highest annual bonus (as defined) based on the number of days elapsed during the fiscal year through the date of termination, continuation of certain welfare benefits for the remaining term of the Employment Period and a cash payment equal to the sum of his annual base salary and the highest annual bonus.

If other than in relation to a change of control as described above, the Company terminates the employment of Mr. Casey without cause or Mr. Casey resigns for good reason then Mr. Casey shall be entitled to receive certain benefits, including (i) a lump sum cash payment equal to his accrued compensation through the date of termination of his employment, (ii) a pro-rated bonus for the year in which employment is terminated, (iii) a one-year continuation of his base salary and payment of an amount equal to the average of annual bonuses paid to him over the preceding three fiscal years divided by the number of payroll periods during such one-year severance period, and (iv) a one-year continuation of his medical and dental benefits.

If Mr. Casey is entitled to a payment or benefit under the Change of Control Agreement that is subject to a Section 280G excise tax, there will be no excise tax gross-up and the change of control payments and benefits shall be limited to the following, whichever yields the highest net after-tax amount: (i) the amount of any payments, benefits or other compensation (collectively the “Company Payments”) provided by the Change of Control Agreement, or (ii) one dollar less than the amount of the Company Payments that would subject Mr. Casey to the excise tax imposed by Section 280G.

The initial term of the Change of Control Agreement extends until December 31, 2015; provided, that, commencing on December 31, 2014 and each December 31st thereafter, the term of the agreement will automatically be extended for an additional three years unless, not later than thirty (30) days prior to each December 31, the Company provides notice that it does not wish to extend the Change of Control Agreement. If the Company provides such notice, then the agreement will continue in effect for a period of two years from the applicable December 31.

The above description of the Change of Control Agreement does not purport to be complete and it is qualified in its entirety by reference to the Change of Control Agreement, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein in its entirety by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on March 5, 2013. At the meeting, a total of 244,266,115 shares or 91.29% of the Common Stock issued and outstanding as of the record date were represented in person or by proxy.

To allow time to consider a clarification to Proposal No. 2, set forth in a supplement to the Company’s proxy statement filed with the Securities and Exchange Commission on February 27, 2013 (the “Proxy Statement Supplement”), the meeting was adjourned with respect to such proposal until March 11, 2013 at 8:30 a.m., local time, at the Company’s offices, 35 Crosby Drive, Bedford, Massachusetts. At the reconvened meeting, a total of 244,267,720 shares or 91.29% of the Common Stock issued and outstanding as of the record date were represented in person or by proxy.

The final results for each of the matters submitted to a vote of stockholders at the meeting are set forth below. A more detailed description of each proposal is set forth in the Company’s proxy statement filed with the Securities and Exchange Commission on January 16, 2013 (together with the Proxy Statement Supplement, the “Proxy Statement”).

Proposal No. 1. Election of Directors. The stockholders elected all of the Board’s nominees for director, to serve until the Company’s next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, by the votes set forth in the table below:

Name	For	Withheld	Abstained	Broker Non-Vote

Robert A. Cascella	227,816,174	1,912,607	—	14,537,334

Sally W. Crawford	201,767,047	27,961,734	—	14,537,334

David R. LaVance, Jr	214,778,070	14,950,711	—	14,537,334

Nancy L. Leaming	219,787,519	9,941,262	—	14,537,334

Lawrence M. Levy	208,037,707	21,691,074	—	14,537,334

Glenn P. Muir	216,157,413	13,571,368	—	14,537,334

Christiana Stamoulis	227,311,647	2,417,134	—	14,537,334

Elaine S. Ullian	220,103,560	9,625,221	—	14,537,334

Wayne Wilson	216,938,184	12,790,597	—	14,537,334

Proposal No. 2. Approval of the Hologic, Inc. Amended and Restated 2008 Equity Incentive Plan. The stockholders approved the Hologic, Inc. Amended and Restated 2008 Equity Incentive Plan, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
169,873,399	58,839,847	1,094,343	14,460,131

Proposal No. 3. Advisory Approval of the Company’s Executive Compensation. The stockholders approved a non-binding advisory resolution to approve executive compensation, as described in the Proxy Statement, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote

149,209,325	80,244,513	274,943	14,537,334

Proposal No. 4. Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2013, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote

237,246,910	6,777,924	241,281	—

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Severance and Change of Control Agreement by and between Hologic, Inc. and Mark J. Casey dated as of March 5, 2013.

10.2	Hologic, Inc. Amended and Restated 2008 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2013	HOLOGIC, INC.

	By:	/s/ Glenn P. Muir
Glenn P. Muir
Executive Vice President, Finance and Administration, and Chief Financial Officer